Exhibit 77I
                                                                     Exhibit 77Q


                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                        LORD ABBETT AFFILIATED FUND, INC.

            LORD ABBETT AFFILIATED FUND, INC. (hereinafter called the "Corporation"), a Maryland corporation having its principal office c/o The Prentice-Hall Corporation System, 7 St. Paul Street, Suite 1660, Baltimore, Maryland 21202, hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

            FIRST: The Articles of Incorporation of the Corporation ("Articles"), as heretofore amended, are further amended by renaming all of the issued and unissued shares of Class Y shares as Class I shares.

            SECOND: The foregoing amendment to the Articles was approved by a majority of the entire Board of Directors; the foregoing amendment is limited to a change expressly permitted by Section 2-605(a)(2) of the Maryland General Corporation Law and shall not change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the shares so renamed.

            THIRD: Pursuant to Section 2-610.1 of the Maryland General Corporation Law, the amendment to the Articles set forth herein shall become effective on September 28, 2007.

            FOURTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

            IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Vice President and Secretary, and witnessed by its Vice President and Assistant Secretary on August 30, 2007.

                           LORD ABBETT AFFILIATED FUND, INC.


                           By: /s/ Lawrence H. Kaplan
                               -------------------------------
                               Lawrence H. Kaplan
                               Vice President and Secretary
WITNESS:


/s/ Christina T. Simmons
-------------------------------
Christina T. Simmons
Vice President and Assistant Secretary

      THE UNDERSIGNED, Vice President and Secretary of LORD ABBETT AFFILIATED FUND, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


/s/ Lawrence H. Kaplan
----------------------------
Lawrence H. Kaplan
Vice President and Secretary